Exhibit 99.1

PRESS RELEASE

For Immediate Release

Contact:	Robert E. Farnham
Senior Vice President of Finance
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES NAMES

JOHN M. STARCHER INTERIM PRESIDENT

AND CHIEF EXECUTIVE OFFICER

NAPLES, FLORIDA (July 30, 2013) - Health Management Associates, Inc. (NYSE: HMA) announced today that John M. Starcher Jr. has been named Interim President and Chief Executive Officer, effective August 1, 2013. Mr. Starcher currently serves as Health Management’s Eastern Group President.

William J. Schoen, Chairman of the Board of Health Management Associates, said, “The Board of Directors is delighted that John Starcher will lead Health Management at this important time in the company’s history. He is a great leader with a track record of success at Health Management and throughout his career. Under John’s leadership, Health Management will continue to execute its strategic plan and take the steps necessary to complete our combination with Community Health Systems.”

Mr. Starcher, 43, joined Health Management as Eastern Group President in February 2012. He has been responsible for and has provided leadership to 23 hospitals in Tennessee, Georgia, Kentucky, North Carolina, Pennsylvania, South Carolina and West Virginia.

Prior to joining Health Management, Mr. Starcher worked at Catholic Health Partners (“CHP”) for 13 years, where he most recently served as a Division CEO, responsible for acute care hospitals and their affiliated clinical practices in northern Ohio, Kentucky, Pennsylvania and Tennessee. In that role, among his responsibilities for enterprise operations, he also guided the restructuring of CHP’s portfolio, which included the sale of nine hospitals in two states. Prior to that, Mr.

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Starcher served at CHP as the CEO of the Northeastern Pennsylvania region and as Senior Vice President of Human Resources. He began his health care career in academic medicine, serving six years at the Medical College of Ohio, now the University of Toledo Medical Center. Mr. Starcher has a bachelor’s degree in business administration from Bowling Green State University and a J.D. from the University of Toledo.

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Health Management, through its subsidiaries, operates 71 hospitals with approximately 11,100 licensed beds in non-urban communities located throughout the United States.

All references to “Health Management,” “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “intends,” “plans,” “may,” “pending,” “continues,” “should,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, provisions for doubtful accounts, income or loss, capital expenditures, debt structure, principal payments on debt, capital structure, the amount and timing of funds under the meaningful use measurement standard of various Healthcare Information Technology incentive programs, other financial items and operating statistics, statements regarding our plans and objectives for future operations, the impact of changes in observation stays, our ability to achieve process efficiencies, factors we believe may have an impact on our deductibles and co-pays, acquisitions, acquisition financing, divestitures, joint ventures, market service development and other transactions, statements of future economic performance, statements regarding our legal proceedings and other loss contingencies (including, but not limited to, the timing and estimated costs of such matters), statements regarding market risk exposures, statements regarding our ability to achieve cost efficiencies and/or reductions, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements regarding the potential impact of health care exchanges, statements of the beliefs or assumptions underlying or relating to any of the foregoing statements, and statements that are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.‘s underlying beliefs or assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events or other developments.

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